Exhibit (b)(ii)

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (the “Amendment”) is made as of November 5, 2013, by and among Inland American Real Estate Trust, Inc. (the “Borrower”), KeyBank National Association, individually and as “Administrative Agent,” and the “Lenders” as shown on the signature pages hereof.

R E C I T A L S

A. Borrower, Administrative Agent and the Lenders have entered into a Credit Agreement dated as of May 8, 2013 (the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

B. The Borrower, Administrative Agent and the Lenders now desire to amend the Credit Agreement in order to increase the Aggregate Commitment and to modify certain of the other provisions contained therein.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

1. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

2. This Amendment shall be effective from and after the date (the “Effective Date”) on which this Amendment has been executed by Borrower and the Lenders and all fees due to the Administrative Agent and the Lenders in connection with the execution and delivery of this Amendment have been paid in full.

3. From and after the Effective Date, (a) the new lenders who are executing this Amendment shall be considered as “Lenders” under the Credit Agreement and the Loan Documents with the Revolving Commitment and Term Commitment in the amounts shown next to their respective names as set forth on Exhibit A of this Amendment, and (b) certain of the existing Lenders shall be deemed to have increased their respective Revolving Commitment and Term Commitment to the amount shown next to their respective names as set forth on Exhibit A of this Amendment. The Borrower shall, on or before the Effective Date, execute and deliver to each new Lender a Revolving Note and/or Term Note to evidence the Loans to be made by such Lender.

3. From and after the Effective Date, (a) the aggregate Term Commitments shall equal Two Hundred Million Dollars ($200,000,000) and (b) the aggregate Revolving Commitments shall equal Three Hundred Million Dollars ($300,000,000).

4. The following definitions in Article I of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

““Aggregate Commitment” means, as of any date, the aggregate of the then-current Term Commitments and Revolving Commitments of all the Lenders, which, as of November 5, 2013, equal $200,000,000 and $300,000,000, respectively, for a total of $500,000,000, as such amounts may be increased or decreased hereafter in accordance with Section 2.22 hereof.”

““Fee Letter” is defined in Section 2.6.”

5. The following definition is hereby added to Article I of the Credit Agreement

““American Realty Capital Sale” means that certain sale of a portfolio of retail, office and industrial net leased assets to American Realty Capital for approximately $2,300,000,000.”

6. The first sentence of Section 2.22(b) of the Credit Agreement is hereby deleted and replaced in its entirety with the following two sentences: “Provided Borrower has not exercised any right to terminate or reduce the Revolving Commitment and provided no Default or Unmatured Default has occurred and is then continuing, the Borrower shall also have the right from time to time to increase the Aggregate Commitment from the amount of $500,000,000 up to a maximum of $800,000,000 by either adding new Approved Banks as Lenders to provide new Commitments or obtaining the agreement of one or more existing Lenders to increase their Commitments. Such increase shall be allocated between Term Commitments and Revolving Commitments as agreed by Borrower and the applicable new and/or increasing Lenders.”

7. The reference in the last sentence of Section 2.22(b) of the Credit Agreement to “$600,000,000” is hereby deleted and replaced with “$800,000,000”.

8. The reference in Section 6.1(a) of the Credit Agreement to “forty-five (45) days” is hereby deleted and replaced with “sixty (60) days”.

9. The reference in Section 6.17(g) of the Credit Agreement to “$200,000,0000” is hereby deleted and replaced with “$200,000,000”.

10. The second sentence of Section 6.23 of the Credit Agreement is hereby deleted and replaced in its entirety with: “In addition, the Borrower will not permit the Consolidated Group, in the aggregate, to sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) during any period of four (4) consecutive fiscal quarters assets of the Consolidated Group representing an aggregate value of more than twenty-five percent (25%) of the Total Asset Value in effect on the first day of such period; provided, however, that all such calculations of value shall exclude the American Realty Capital Sale.”

11. Section 8.2(d) of the Credit Agreement is hereby deleted and replaced with: “Increase the aggregate Commitment beyond $800,000,000 provided that no Lender’s Commitment can be increased without the consent of such Lender;”

12. The first sentence of Recital B of Exhibit J to the Credit Agreement, entitled Amendment Regarding Increase, is hereby deleted and replaced with the following: “Pursuant to the terms of the Credit Agreement, the Lenders initially agreed to provide Borrower with Commitments in an aggregate principal amount of up to $500,000,000, which consists of Revolving Commitments of up to $300,000,000 and Term Commitments of up to $200,000,000.”

13. Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Unmatured Default, the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of such date and Borrower has no offsets or claims against any of the Lenders.

14. The undersigned Subsidiaries of the Borrower, having executed and joined in this Amendment as shown below, jointly and severally, hereby (i) approve and ratify this Amendment, (ii) confirm that they have previously joined in the Subsidiary Guaranty, that they are Subsidiary Guarantors under the Subsidiary Guaranty and that their obligations under the Subsidiary Guaranty will continue in full force and effect and (iii) agree to fully and timely perform each and every obligation of a Subsidiary Guarantor under such Subsidiary Guaranty.

15. Choice of Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

16. Consent to Jurisdiction. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES DISTRICT COURT FOR NORTHERN DISTRICT OF ILLINOIS OR STATE COURT LOCATED IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

17. Waiver of Jury Trial. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

18. As expressly modified as provided herein, the Credit Agreement shall continue in full force and effect.

19. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

[Signature pages follow.]

IN WITNESS WHEREOF, the Borrower and the Lenders have executed this Amendment as of the date first above written.

BORROWER:

INLAND AMERICAN REAL ESTATE TRUST, INC., a Maryland corporation

By:	/s/ Jack Potts
Name:	Jack Potts
Title:	Treasurer

Inland American Business Manager & Advisor, Inc. 2901 Butterfield Road Oak Brook, IL 60523 Phone: 630-586-6309 Facsimile: 630-954-5655 Attention: Jack Potts, Chief Financial Officer

With a copy to:

DLA Piper LLP (US) 203 North LaSalle Street Suite 1800 Chicago, IL 60601 Phone: 312-368-4088 Facsimile: 312-251-5735 Attention: James M. Phipps, Esq.

The undersigned, being the Advisor which executed that certain Subordination Agreement dated May 8, 2013, hereby consents to the foregoing Amendment to the Credit Agreement and agrees that all references in such Subordination Agreement to the Credit Agreement now mean the Credit Agreement as amended by this Amendment.

INLAND AMERICAN BUSINESS MANAGER & ADVISOR, INC.

By:	/s/ Jack Potts
Name:	Jack Potts
Title:	Treasurer

The undersigned, being all of the Subsidiary Guarantors, hereby consent to the foregoing Amendment to the Credit Agreement and agree that all references in such Subsidiary Guaranty to the Credit Agreement now mean the Credit Agreement as amended by this Amendment.

BARCLAY HOSPITALITY SERVICES INC., a North Carolina corporation

By:		/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN BALTIMORE HOTEL ASSOCIATES I, L.L.C., a Maryland limited liability company

By:		IA Urban Hotels Baltimore, L.L.C., a Delaware limited liability company, its sole member

By:		Inland American Urban Hotels, Inc., a Delaware corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS ANNAPOLIS JUNCTION TRS, L.L.C., a Delaware limited liability company

By:		Inland American Urban TRS Holding, Inc., a Delaware corporation, its sole member

By:		/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS ANNAPOLIS JUNCTION, L.L.C., a Delaware limited liability company

By:	Inland American Urban Hotels, Inc., a Delaware corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS ATLANTA CENTURY TRS, L.L.C., a Delaware limited liability company

By:	Inland American Urban TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS ATLANTA CENTURY, L.L.C., a Delaware limited liability company

By:	Inland American Urban Hotels, Inc., a Delaware corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS ATLANTA GALLERIA TRS, L.L.C., a Delaware limited liability company

By:	Inland American Urban TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS ATLANTA GALLERIA, L.L.C., a Delaware limited liability company

By:	Inland American Urban Hotels, Inc., a Delaware corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS BALTIMORE TRS, L.L.C., a Delaware limited liability company

By:	Inland American Urban TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS BALTIMORE, L.L.C., a Delaware limited liability company

By:	Inland American Urban Hotels, Inc., a Delaware corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS BURLINGTON TRS, L.L.C., a Delaware limited liability company

By:	Inland American Urban TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS BURLINGTON, L.L.C., a Delaware limited liability company

By:	Inland American Urban Hotels, Inc., a Delaware corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS COLORADO SPRINGS TRS, L.L.C., a Delaware limited liability company

By:	Inland American Urban TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS COLORADO SPRINGS, L.L.C., a Delaware limited liability company

By:	Inland American Urban Hotels, Inc., a Delaware corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS HUNT VALLEY TRS, L.L.C., a Delaware limited liability company

By:	Inland American Urban TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS HUNT VALLEY, L.L.C., a Delaware limited liability company

By:	Inland American Urban Hotels, Inc., a Delaware corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS PHOENIX TRS, L.L.C., a Delaware limited liability company

By:	Inland American Urban TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS PHOENIX, L.L.C., a Delaware limited liability company

By:	Inland American Urban Hotels, Inc., a Delaware corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS WASHINGTON DC TERRACE TRS, L.L.C., a Delaware limited liability company

By:	Inland American Urban TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Jack Potts
Jack Potts, Treasurer

IA URBAN HOTELS WASHINGTON DC TERRACE, L.L.C., a Delaware limited liability company

By:	Inland American Urban Hotels, Inc., a Delaware corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

IA WINSTON HOTELS CHAPEL HILL HAMILTON TRS, L.L.C., a Delaware limited liability company

By:	Inland American Urban TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Jack Potts
Jack Potts, Treasurer

IA WINSTON HOTELS CHAPEL HILL HAMILTON, L.L.C., a Delaware limited liability company

By:	Inland American Lodging Associates, Inc., a Delaware corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN (LIP) SUB, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN BRYANT ALCOA II, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN CHESAPEAKE COMMONS, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN CHESAPEAKE CROSSROADS, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN COMMUNITIES GROUP, INC., a Delaware corporation

By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN HYDE PARK MEMBER II, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN HYDE PARK MEMBER, L.L.C., a Delaware limited liability company

By:	Inland American Hyde Park Member II, L.L.C., a Delaware limited liability company, its manager

	By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN HYDE PARK, L.L.C., a Delaware limited liability company

By:	Inland American Hyde Park Member, L.L.C., a Delaware limited liability company, its sole member

	By:	Inland American Hyde Park Member II, L.L.C., a Delaware limited liability company, its manager and member

	By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN LODGING ASSOCIATES, INC., a Delaware corporation

By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN LODGING CORPORATION, a Delaware corporation

By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN LODGING GROUP, INC., a Delaware corporation

By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN LODGING OPERATIONS TRS, INC., a Delaware corporation

By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN MAC CORPORATION, a Delaware corporation

By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN NEWNAN COWETA, L.L.C., a Delaware limited liability company

By:	Inland American MAC Corporation, a Delaware corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN SPARKS CROSSING, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a
Maryland corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN URBAN HOTELS, INC., a Delaware corporation

By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN URBAN TRS HOLDING, INC., a Delaware corporation

By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN WINSTON HOTELS, INC., a Delaware corporation

By:	/s/ Jack Potts
Jack Potts, Treasurer

MB (Delaware), LLC, a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB EAST HUMBLE ATASCOCITA GP, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB EAST HUMBLE ATASCOCITA LIMITED PARTNERSHIP, an Illinois limited partnership

By:	MB East Humble Atascocita GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts,
Treasurer

MB HIGHLANDS RANCH RIDGELINE, L.L.C., a Delaware limited liability company

By:	MB REIT (Florida), Inc., a Florida corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB HOUSTON CYPRESS GP, L.L.C., a Delaware limited liability company

By:	MB REIT (Florida), Inc., a Florida corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB HOUSTON CYPRESS LIMITED PARTNERSHIP, an Illinois limited partnership

By:	MB Houston Cypress GP, L.L.C., a Delaware limited liability company, its general partner

	By:	MB REIT (Florida) Inc., a Florida Corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

MB HOUSTON HIGHLAND GP, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB HOUSTON HIGHLAND LIMITED PARTNERSHIP, an Illinois limited partnership

By:	MB Houston Highland GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

MB HOUSTON HUNTING BAYOU RESTAURANT GP, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB HOUSTON HUNTING BAYOU RESTAURANT LIMITED PARTNERSHIP, an Illinois limited partnership

By:	MB Houston Hunting Bayou Restaurant GP, L.L.C., a Delaware limited company, its general partner

	By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

MB HOUSTON NEW FOREST II GP, L.L.C., a Delaware limited liability company

By:	MB REIT (Florida), Inc., a Florida corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB HOUSTON NEW FOREST II LIMITED PARTNERSHIP, an Illinois limited partnership

By:	MB Houston New Forest II GP, L.L.C., a Delaware limited liability company, its general partner

	By:	MB REIT (Florida), Inc., a Florida corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

MB HOUSTON WINCHESTER GP, L.L.C., a
Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB HOUSTON WINCHESTER LIMITED PARTNERSHIP, an Illinois limited partnership

By:	MB Houston Winchester GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

MB JACINTO CITY HUNTING BAYOU LIMITED PARTNERSHIP, an Illinois limited partnership

By:	MB Jacinto City Hunting Bayou GP, L.L.C., a Delaware limited liability company, its general partner

	By:	MB REIT (Florida), Inc., a Florida corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

MB JACINTO CITY MARKET GP, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB JACINTO CITY MARKET LIMITED PARTNERSHIP, an Illinois limited partnership

By:	MB Jacinto City Market GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

MB JACINTO CITY RESTAURANT GP, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB JACINTO CITY RESTAURANT LIMITED PARTNERSHIP, an Illinois limited partnership

By:	MB Jacinto City Restaurant GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

MB JACINTO CITY THEATER GP, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB JACINTO CITY THEATER LIMITED PARTNERSHIP, an Illinois limited partnership

By:	MB Jacinto City Theater GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

MB KEENE MONADNOCK, L.L.C., a Delaware limited liability company

By:	MB REIT (Florida), Inc., a Florida corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB REIT (FLORIDA), INC., a Florida corporation

By:	/s/ Jack Potts
Jack Potts, Treasurer

MB SPRING TOWN CENTER GP, L.L.C., a Delaware limited liability company

By:	MB REIT (Florida), Inc., a Florida corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB SPRING TOWN CENTER III GP, L.L.C., a Delaware limited liability company

By:	MB REIT (Florida), Inc., a Florida corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB SPRING TOWN CENTER III LIMITED PARTNERSHIP, an Illinois limited partnership

By:	MB Spring Town Center III GP, L.L.C., a Delaware limited liability company, its general partner

	By:	MB REIT (Florida), Inc., a Florida corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

MB SPRING TOWN CENTER LIMITED PARTNERSHIP, an Illinois limited partnership

By:	MB Spring Town Center GP, L.L.C., a Delaware limited liability company, its general partner

	By:	MB REIT (Florida), Inc., a Florida corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

MB WILLIS TOWN CENTER GP, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

MB WILLIS TOWN CENTER LIMITED PARTNERSHIP, an Illinois limited partnership

By:	MB Willis Town Center GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

NORTH POINTE PARK PARTNERS, LLC, an Indiana limited liability company

By:	Inland American (LIP) Sub, L.L.C., a Delaware limited liability company, its Sole member

	By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

WINN LIMITED PARTNERSHIP, a North Carolina limited partnership

By:	Inland American Lodging Group, Inc., a Delaware corporation, its general partner

By:	/s/ Jack Potts
Jack Potts, Treasurer

WINSTON MANAGER II LLC, a Delaware limited liability company

By:	WINN Limited Partnership, a North Carolina limited partnership, Its sole member

	By:	Inland American Lodging Group, Inc., a Delaware corporation, its general partner

		By:	/s/ Jack Potts
Jack Potts, Treasurer

WINSTON SPE II LLC, a Delaware limited liability company

By:	Winston Manager II LLC, a Delaware limited liability company, its manager

	By:	WINN Limited Partnership, a North Carolina limited partnership, Its sole member

		By:	Inland American Lodging Group, Inc., a Delaware corporation, its general partner

		By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN MCKINNEY TOWNE CROSSING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Inland American McKinney Towne Crossing GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

MB LINCOLN MALL, L.L.C., a Delaware limited liability company

By:	MB REIT (Florida), Inc., a Florida corporation, its sole member

	By:	/s/ Jack Potts
Jack Potts, Treasurer

INLAND AMERICAN CONTINENTAL MORSE, L.L.C., a Delaware limited liability company

By:	Inland American Morse Member, L.L.C., a Delaware limited liability company, its managing member

	By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

UNIVERSITY HOUSE LAFAYETTE, L.L.C., a Delaware limited liability company

By:	University Partners, L.L.C., a Delaware limited liability company, its sole member

	By:	Inland American Communities Partners, Inc., a Delaware corporation, its sole member

		By:	/s/ Jack Potts
Jack Potts, Treasurer

ADMINISTRATIVE AGENT AND LENDER:

KEYBANK NATIONAL ASSOCIATION, Individually and as Administrative Agent

By:	/s/ Nathan Weyer
Print Name:	Nathan Weyer
Title:	Vice President

KeyBank National Association
1200 Abernathy Road NE
Suite 1550
Atlanta, GA 30328
Phone: 770-510-2130
Facsimile: 770-510-2195
Attention: Nathan Weyer

LENDERS:

JPMORGAN CHASE BANK, N.A., Individually and as Syndication Agent

By:	/s/ Carrie Reichert
Print Name:	Carrie Reichert
Title:	Authorized Signer

JPMorgan Chase Bank, N.A.
201 North Central Avenue
14th Floor, AZ1-1240
Phoenix, AZ 85004
Phone: 602-221-2204
Facsimile: 602-221-1814
Attention: Sherrie L. Mack

BANK OF AMERICA, N.A.
Individually and as Co-Documentation Agent

By:	/s/ Patty Gardenhire
Print Name:	Patty Gardenhire
Title:	Vice President

Bank of America, N.A.
600 Peachtree Street NE
Atlanta, GA 30308-3318
Phone: 404-607-4186
Facsimile: 404-607-4144
Attention: Trent A. Deguzis

CITIBANK, N.A.

By:	/s/ John C. Rowland
Print Name:	John C. Rowland
Title:	Vice President

Citibank, N.A.
580 Crosspoint Parkway
Getzville, NY 14068
Phone: 716-730-6311
Facsimile:
Attention: Emily Christiansen

WELLS FARGO BANK, NATIONAL ASSOCIATION
Individually and as Co-Documentation Agent

By:	/s/ Scott S. Sons
Print Name:	Scott S. Sons
Title:	Vice President

Wells Fargo Bank, N.A.
10 S. Wacker Drive, Suite 3200
Chicago IL 60606
Phone: 312-269-4818
Facsimile: 312-782-0969
Attention: Scott S. Sons

FIFTH THIRD BANK,
an Ohio banking corporation

By:	/s/ Michael Glandt
Print Name:	Michael Glandt
Title:	Vice President

Fifth Third Bank
222 South Riverside Plaza
Suite 30
Chicago, IL 60606
Phone: 312-704-5914
Facsimile: 312-704-7364
Attention: Michael Glandt

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Joel Dalson
Print Name:	Joel Dalson
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION
1 North Franklin
Suite 2150
Chicago, IL 60606
Phone: 312-338-5221
Facsimile: 312-384-4623
Attention: Joel Dalson

BMO HARRIS BANK, N.A.

By:	/s/ Aaron Lanski
Print Name:	Aaron Lanski
Title:	Managing Director

BMO HARRIS BANK, N.A. c/o BMO Capital Markets
114 S. LaSalle #35W Chicago, IL 60606
Phone: (312) 461-2238
Facsimile: (312) 461-2968
Attention: Gwendolyn Gatz

RBS CITIZENS, N.A.

By:	/s/ Michael C. Browne
Print Name:	Michael C. Browne
Title:	Vice President

RBS CITIZENS, N.A.
71 South Wacker Drive, IH2915
Chicago, IL 60606
Phone: (312) 777-3536
Facsimile: (312) 777-3691
Attention: Michael C. Browne